Exhibit 10.6

Execution Version

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”) is entered into as of November 14, 2024, by and among Wilmington Savings Fund society, FSB, solely in its capacity as Holder Representative and Collateral Agent (each as defined in the Note Purchase Agreement(as defined below) and in such capacities, together with its successors and assigns, collectively “WSFS”), D&D Source of Life Holding Ltd. (“D&D”, in its capacity as a holder of the below referenced Subordinated Promissory Notes, together with WSFS, collectively, the “Subordinated Creditors” and each a “Subordinated Creditor”), Reed’s Inc. a Delaware corporation (the “Issuer”), the subsidiaries of the Issuer from time to time party thereto (together with the Issuer, the “Company Parties”) from time to time party hereto, and Cantor Fitzgerald Securities, as administrative agent and collateral agent (together with any successor, the “Senior Agent”) for the Senior Lenders (as defined below) from time to time party to the Senior Credit Agreement (as defined below).

R E C I T A L S

WHEREAS, the Issuer, the guarantors from time to time party thereto, the lenders party thereto and the Senior Agent have entered into that certain Senior Secured Loan and Security Agreement, dated as of November 14, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Senior Credit Agreement”, and the lenders thereof the “Senior Lenders” and, together with the Senior Agent, the “Senior Parties”).

WHEREAS, Issuer and the Subordinated Creditors have entered into those certain 10% Secured Convertible Promissory Notes and Secured Promissory Notes set forth on Exhibit A hereto, dated as of the dates set forth on Exhibit A (as the same have been amended, restated, supplemented or otherwise modified from time to time prior to the date hereof and as further amended, restated, supplemented or otherwise modified as permitted hereunder, each a “Subordinated Promissory Note” and collectively, the “Subordinated Promissory Notes”), pursuant to which D&D extended credit to Issuer in the principal amount, as of May 5, 2024, as set forth on Exhibit A.

WHEREAS, as of the date hereof, the Subordinated Creditors shall enter into an amendment to each Subordinated Promissory Note that, among other amendments, releases the liens on all of the assets of the Issuer such that following such amendment the Subordinated Promissory Notes shall be unsecured;

WHEREAS, the Senior Credit Agreement requires the execution and delivery of this Agreement by Subordinated Creditors and the Issuer in order to set forth the relative rights and priorities of the Senior Parties and Subordinated Creditors under the Senior Credit Agreement and the Subordinated Promissory Notes.

NOW, THEREFORE, in order to consummate the transactions contemplated by the Subordinated Promissory Notes, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1.	Definitions. The following terms shall have the following meanings in this Agreement:

“Bankruptcy Code” shall mean the provisions of Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

“Bankruptcy Law” shall mean the Bankruptcy Code and any other federal, state, or foreign laws for the relief of debtors.

“Distribution” shall mean, with respect to the Subordinated Promissory Notes (a) any payment or distribution by any Company Party of cash, securities or other property (other than paid in kind interest), by set-off or otherwise, on account of the Subordinated Debt, (b) any redemption, purchase or other acquisition of the Subordinated Debt by any Company Party or (c) the granting of any lien or security interest to or for the benefit of the holders of the Subordinated Debt, obligation or security in or upon any property or interests in property of any Company Party. For clarity, neither the cancellation or discharge of any of the Subordinated Debt without payment nor the conversion or exchange of any of the Subordinated Debt into or for any equity interest shall be a “Distribution” hereunder.

“Enforcement Action” shall mean (a) to take from or for the account of any Company Party, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by any Company Party with respect to the Subordinated Debt (excluding the cancellation or discharge of any of the Subordinated Debt without any cash payments or the conversion or exchange of any of the Subordinated Debt into or for any equity interest), (b) to sue for payment of the Subordinated Debt, or to initiate or participate with others in any suit, action or proceeding, whether private, judicial, equitable, administrative or otherwise (including the commencement or joining with any other creditors in the commencement of any Proceeding) against any Company Party or any assets of a Company Party in respect of the Subordinated Debt, (c) to accelerate the Subordinated Debt, (d) to exercise any put option or to cause any Company Party to honor any redemption or mandatory prepayment obligation under any Subordinated Debt Document, (e) to take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of any Company Party, in each case, with respect to the Subordinated Debt, or (f) in the event of a Proceeding: (i) to prosecute a motion for relief from the automatic stay, (ii) to object to any Senior Parties’ motion for relief from the automatic stay, (iii) to seek or acquiesce in any request to convert a Proceeding under chapter 11 of Title 11 of the Bankruptcy Code to a case under chapter 7 of Title 11 of the Bankruptcy Code, (iv) to seek the appointment of a trustee or examiner with expanded powers for a Company Party or any of its subsidiaries or affiliates, (v) oppose any sale or other disposition of any property or assets of any Company Party pursuant to Section 363 of the Bankruptcy Code, which sale or other disposition is supported by the Senior Agent or the requisite Senior Parties or (vi) object to the Senior Creditors providing any debtor-in possession or cash collateral facility or (g) to exercise any other rights or remedies with respect to the Subordinated Debt or foreclose, levy or execute upon any assets of any Company Party with respect to the Subordinated Debt, in each case, whether contractual or otherwise available at law or in equity, and whether by judicial action or otherwise.

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Subject to Section 2.4, the Subordinated Creditors (i) may accrue (but for the avoidance of doubt, may not receive or collect in cash) interest at the default rate provided in the Subordinated Debt Documents, (ii) may file and, except as would be in contravention of the other terms of this Agreement, vote proofs of claim against each Company Party in any Proceeding involving such Person, (iii) subject to the terms of this Agreement, may take such actions as are reasonably necessary in such Proceeding to establish and preserve such claim, (iv) may commence legal proceedings against the Issuer to the extent, but only to the extent, necessary to prevent the running of any applicable statute of limitations or similar restriction on claims related to the Subordinated Debt, (v) may exercise rights and remedies for specific performance or equitable relief to compel any Company Party to comply with any non-monetary obligations under the Subordinated Debt Documents so long as it is not accompanied by any collection action, (vi) may commence and maintain any compulsory counterclaim or comparable action brought by the Subordinated Creditors in an action commenced against the Subordinated Creditors by a Company Party, and (vii) may accelerate the stated maturity date of the Subordinated Debt (but take no other actions) if the Senior Agent on behalf of the Senior Parties have accelerated the stated maturity date of the Senior Debt (it being understood and agreed that the Subordinated Creditors may not take any Enforcement Action with respect to the Subordinated Debt following any such acceleration until the Senior Debt is Paid in Full).

“Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of May 9, 2022, by and among the Issuer, the Holder Representative and the Purchasers (as defined therein) from time to time party thereto (including D&D).

“Paid in Full” or “Payment in Full” shall mean the indefeasible payment in full in cash of all Senior Debt (and if applicable cash collateralization of all contingent Senior Debt in full (or in such greater amounts as are required pursuant to the Senior Debt Documents)) and termination of all commitments thereof.

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“Person” shall mean any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Proceeding” shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person, whether initiated under the Bankruptcy Code or any other similar federal or state statute.

“Release Event” means any private or public sale or other disposition of all or substantially all Collateral or a Change of Control (in each case, as defined in the Senior Credit Agreement) transaction (a) in connection with any exercise of rights or remedies by Senior Agent, (b) by one or more Company Parties with the consent of the Senior Agent either (i) after the occurrence and during the continuance of a default under the Senior Debt Documents, which sale or other disposition is conducted by such Company Party with the consent of the Senior Agent in connection with efforts by Senior Agent to either (x) collect the Senior Debt through the sale or other disposition of Collateral, or (y) assist the Company Parties in restructuring their business operations to allow the Company Parties to continue to perform their obligations with respect to the Senior Debt, or (ii) in a sale during a Proceeding (including a sale pursuant to Section 363 of the Bankruptcy Code or pursuant to a plan of reorganization) or (c) permitted by the Senior Debt Documents as in effect as of the date hereof (whether or not there exists a default under the Senior Debt Documents).

“Senior Debt” shall mean all obligations, liabilities and indebtedness of every nature of each Company Party from time to time owed to any Senior Party under the Senior Credit Agreement and the documents relating thereto, owing to any Senior Party, that arises under any Senior Debt Document, whether or not for the payment of money, whether arising by reason of an extension of credit, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest accruing thereon (including, without limitation, interest accruing after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim) and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code.

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“Senior Debt Documents” shall mean, collectively, the Senior Credit Agreement and any other document, instrument or agreement entered into by or in favor of Senior Agent or any other Senior Party and a Company Party in connection with the Senior Debt, together with any amendments, replacements, substitutions or restatements thereof.

“Subordinated Debt” shall mean all of the obligations, liabilities and indebtedness of the Issuer to the Subordinated Creditors (other than WSFS) solely to the extent evidenced by or incurred pursuant to the Subordinated Debt Documents in effect on the date hereof whether created directly or acquired by assignment or otherwise (unless otherwise expressly permitted to be incurred hereunder).

“Subordinated Debt Documents” shall mean the Note Purchase Agreement, the Subordinated Promissory Notes and all other documents, agreements and instruments now existing or hereinafter entered into evidencing all or any portion of the Subordinated Promissory Notes, in all cases in form and substance acceptable to, and entered into with the prior written consent of, the Senior Agent (acting at the direction of Required Lenders (as defined in the Senior Credit Agreement)).

2.	Subordination.

2.1. Subordination of Subordinated Debt to Senior Debt. The Issuer covenants and agrees, and the Subordinated Creditors hereby covenant and agree, notwithstanding anything to the contrary contained in any of the Subordinated Debt Documents, that the payment of any and all of the Subordinated Debt shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the Payment in Full of all Senior Debt. Each holder of Senior Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Agreement.

2.2. Bankruptcy Matters. The following provisions shall apply solely with respect to, and in respect of, the Subordinated Debt, and shall not apply with respect to, or in respect of, any other obligations, securities or transactions between the Subordinated Creditors and the Issuer.

(a) This Agreement shall be applicable before and after the commencement of any Proceeding and all converted or succeeding cases in respect thereof. Accordingly, the provisions of this Agreement are intended to be and shall be enforceable as a subordination agreement within the meaning of Section 510 of the Bankruptcy Code.

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(b) In the event that the Subordinated Creditors actually receive any payment of (or through) any Proceeding, the same shall be segregated and held in trust and promptly paid over to the Senior Agent, for the benefit of the Senior Parties, in the same form as received, with any necessary endorsements, and the Subordinated Creditors hereby authorize the Senior Agent to make any such endorsements as agent for such Subordinated Creditor (which authorization, being coupled with an interest, is irrevocable) to be held or applied by the Senior Agent in accordance with the terms of the Senior Debt Documents until the Payment in Full of Senior Debt shall have occurred before any of the same may be retained by the Subordinated Creditors. Each Subordinated Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority to pay or otherwise deliver all such payments to the Senior Agent.

(c) Subordinated Creditors shall not, without the prior written consent of the Senior Agent (acting at the direction of the Required Lenders), directly or indirectly propose, support or vote in favor of any a plan of reorganization or similar dispositive restructuring plan in connection with a Proceeding, and shall vote against any plan, unless such plan would result in the Payment in Full of Senior Debt on the effective date thereof.

(d) The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Parties and Subordinated Creditors even if all or part of the Senior Debt is subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded, avoided, disgorged or must otherwise be returned by any holder of Senior Debt or any representative of such holder. Each Subordinated Creditor agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Debt. To the extent any payment or distribution made in respect of any Senior Debt is avoided, turned over or otherwise disgorged, and such Subordinated Creditor receives any proceeds from such avoidance, turnover or disgorgement, then such Subordinated Creditor shall segregate same and hold it in trust and promptly pay over same to the Senior Agent, for the benefit of the Senior Parties, in the same form as received, with any necessary endorsements, and each Subordinated Creditor hereby authorizes the Senior Agent to make any such endorsements as agent for such Subordinated Creditor (which authorization, being coupled with an interest, is irrevocable) to be held or applied by the Senior Agent in accordance with the terms of the Senior Debt Documents until the Payment in Full of Senior Debt shall have occurred before any of the same may be retained by Subordinated Creditors.

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2.3. Subordinated Debt Payment Restrictions. Notwithstanding the terms of the Subordinated Debt Documents, the Issuer agrees that it may not make, and each Subordinated Creditor hereby agrees that it will not accept, any Distribution with respect to the Subordinated Debt until the Senior Debt is Paid in Full, other than (i) the payment in kind of interest on Subordinated Debt made by adding the amount of such interest to the principal of the applicable Subordinated Debt on the applicable payment date and/or (ii) the payment of the fees and expenses (including attorney fees and expenses) of WSFS.

2.4. Subordinated Debt Enforcement Action. Until the Senior Debt is Paid in Full, the Subordinated Creditors shall not, with respect to the Subordinated Debt, (i) take any Enforcement Action or (ii) take any other action that is inconsistent with this Agreement in any way; provided, that the Subordinated Creditors may file proofs of claim against the Issuer in any Proceeding involving the Issuer, and the Subordinated Creditors. Any Distributions on account of the Subordinated Debt or other proceeds of any Enforcement Action with respect to the Subordinated Debt obtained by the Subordinated Creditors shall in any event be held in trust by it for the benefit of Senior Agent and the other Senior Parties and promptly paid or delivered to Senior Agent for the benefit of Senior Parties in the form received until all Senior Debt is Paid in Full.

2.5. Incorrect Payments. If any Distribution on account of the Subordinated Debt not permitted to be made by any Company Party or accepted by the Subordinated Creditors under this Agreement is made and received by such Subordinated Creditor, such Distribution shall be held in trust by such Subordinated Creditor for the benefit of Senior Agent and the other Senior Parties and shall be promptly paid over to Senior Agent, with any necessary endorsement, for application (in accordance with the Senior Debt Documents) to the payment of the Senior Debt then remaining unpaid, until all of the Senior Debt is Paid in Full.

2.6. Liens in Violation of Agreement; Agreement Not to Contest.

(a) In the event that the Subordinated Creditors obtains any liens or security interests securing the Subordinated Debt in any asset of any Company Party in breach of such Subordinated Creditor’s agreement pursuant to Section 3.2 and such Subordinated Creditor’s representations and warranties pursuant to Section 5, (i) Senior Agent shall be deemed authorized (but not obligated) by such Subordinated Creditor to file UCC termination statements necessary to terminate such liens and security interests and (ii) such Subordinated Creditor shall promptly execute and deliver to Senior Agent such releases and terminations as are necessary or as Senior Agent may reasonably request to effect the release of such liens, and security interests, in each case at the Issuer’s sole cost and expense.

(b) The Subordinated Creditors agree that they will not at any time, including without limitation in connection with any Proceeding, contest the validity or enforceability of the Senior Debt or the Senior Debt Documents.

2.7. Application of Proceeds from Sale. In the event of any sale, transfer or other disposition (including a casualty loss or taking through eminent domain or expropriation) of any asset of any Company Party, the proceeds resulting therefrom (including insurance proceeds) shall be applied in accordance with the terms of the Senior Debt Documents until such time as the Senior Debt is Paid in Full.

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2.8. Legends. Until the termination of this Agreement in accordance with Section 16 hereof, the Subordinated Creditors will cause to be clearly, conspicuously and prominently inserted on the face of the Subordinated Promissory Note, as well as any renewals or replacements thereof, the following legend:

“This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination Agreement (as the same may be amended or otherwise modified from time to time pursuant to the terms thereof, the “Subordination Agreement”) dated as of November 14, 2024 among (“D&D”, in its capacity as a holder of the below referenced Subordinated Notes, together with WSFS, collectively, the “Subordinated Creditors” and each a “Subordinated Creditor”), Reed’s Inc., a Delaware corporation (the “Issuer”), and Cantor Fitzgerald Securities, as administrative agent and collateral agent under that certain Senior Secured Loan and Security Agreement dated as of November 14, 2024, to the Senior Debt (as defined in the Subordination Agreement); and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.”

3.	Modifications.

3.1. Modifications to Senior Debt Documents. The Senior Parties may at any time and from time to time without the consent of or notice to the Subordinated Creditors, without incurring liability to the Subordinated Creditors and without impairing or releasing the obligations of such Subordinated Creditors under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Debt, or amend or otherwise modify in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Debt.

3.2. Modifications to Subordinated Debt Documents. Until the Senior Debt has been Paid in Full, and notwithstanding anything to the contrary contained in the Subordinated Debt Documents, no Subordinated Creditor shall, without the prior written consent of Senior Agent (acting at the direction of the Required Lenders), agree to any amendment, modification or supplement to the Subordinated Debt Documents or take any liens or security interests securing the Subordinated Debt in any assets of any Company Party. For clarity, and notwithstanding anything to the contrary in this Agreement, the Issuer and Subordinated Creditor may agree to cancel or discharge any of the Subordinated Debt without making any cash payment or convert or exchange any of the Subordinated Debt into or for any equity interest.

4.	Waiver of Certain Rights by Subordinated Creditor. The Subordinated Creditors hereby waive all notice of the acceptance by Senior Agent and the other Senior Parties of the subordination and other provisions of this Agreement, and such Subordinated Creditor expressly consents to reliance by Senior Agent and the other Senior Parties upon the subordination and other agreements as herein provided.

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5.	Representations and Warranties of D&D . D&D hereby represents and warrants to Senior Agent and the Senior Parties that as of the date hereof: (a) it is duly formed and validly existing under the laws of the jurisdiction of its organization; (b) it has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by D&D will not violate or conflict with the organizational documents of D&D , any material agreement binding upon D&D or any law, regulation or order or require any consent or approval which has not been obtained; (d) this Agreement is the legal, valid and binding obligation of D&D , enforceable against D&D in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles; (e) it is the sole owner, beneficially and of record, of the Subordinated Debt Documents and the Subordinated Debt owned by it on the date hereof, and (f) such Subordinated Debt owned by it is, and at all times prior to the termination of this Agreement shall remain, unsecured obligations of the Issuer.

6.	Subrogation. Subject to the Payment in Full of all Senior Debt, the Subordinated Creditors shall be subrogated to the extent of any Distributions made by such Subordinated Creditor to Senior Agent on behalf of the Senior Parties, or otherwise applied to payment of such Senior Debt solely by reason of the provisions of this Agreement, to any rights of the Senior Parties to receive payments and distributions of cash, securities and other property applicable to the Senior Debt, if any, until the Subordinated Debt shall have been paid in full; and for avoidance of doubt, the Subordinated Creditors shall not be entitled to exercise any rights of subrogation unless and until all Senior Debt has been Paid in Full. For purposes of such subrogation, no payments or distributions to the Senior Parties of any cash, securities or other property to which any Subordinated Creditors would have been entitled, except for the provisions of this Agreement, and no payments pursuant to the provisions of this Agreement to Senior Agent on behalf of the Senior Parties by any Subordinated Creditor, shall be deemed to be a payment or distribution by any Company Party to or on account of the Senior Debt, it being understood and agreed that the provisions of this Agreement are solely for the purpose of defining the relative rights of the Senior Parties on the one hand, and the Subordinated Creditors on the other hand.

7.	Modification. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by Senior Agent and Subordinated Creditors, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

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8.	Further Assurances; Release. Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary in order to effect fully the terms of this Agreement. The Subordinated Creditors hereby appoint the Senior Agent and any officer or agent of the Senior Agent, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the place and stead of such Subordinated Creditor or in the Senior Agent’s own name, in the Senior Agent’s discretion to take any action and to execute any and all documents and instruments that may be reasonable and appropriate for the purpose of carrying out the terms of this Agreement, including any endorsements or other instruments of transfer or release. This appointment is coupled with an interest and is irrevocable until the Payment in Full of Senior Debt or such time as this Agreement is terminated in accordance with its terms. No Person to whom this power of attorney is presented, as authority for the Senior Agent (or any officer or agent of the Senior Agent) to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from the Subordinated Creditors as to the authority of the Senior Agent (or any such officer or agent) to take any action described herein, or as to the existence of or fulfillment of any condition to this power of attorney, which is intended to grant to the Senior Agent (or any officer or agent of the Senior Agent) the authority to take and perform the actions contemplated herein. The Subordinated Creditors irrevocably waives any right to commence any suit or action, in law or equity, against any Person which acts in reliance upon or acknowledges the authority granted under this power of attorney. The Subordinated Creditors hereby ratifies all that said attorneys shall do or cause to be done in accordance with the power of attorney granted in this Section 8.

Notwithstanding anything to the contrary set forth herein or in any Senior Debt Document or Subordinated Debt Document, in the event of the occurrence of any Release Event, (A) Subordinated Creditors shall be deemed to have consented to the transaction underlying such Release Event and (B) to the extent that in connection therewith (x) the equity interests of any Company Party are disposed of and (y) such Company Party (and any subsidiary thereof) is released from its guarantee or obligation to repay the Senior Debt (as applicable), then such Company Party’s (and any such Subsidiary’s) guarantee of or obligation to repay (as applicable) the Subordinated Debt shall be automatically released to the same extent. The Senior Agent is hereby authorized to take any and all actions that it deems reasonable or necessary to evidence or effectuate the provisions of this paragraph, including the execution of related documentation, including but not limited to, releases, assignments, documents or agreements, and each Subordinated Creditor hereby irrevocably appoints Senior Agent its attorney-in-fact, with full authority in the place and stead of such Subordinated Creditor and in the name of such Subordinated Creditor or otherwise, to execute and deliver any document or instrument for the purpose of carrying out the terms of this paragraph.

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9.	Notices. Unless otherwise specifically provided herein, any notice delivered under this Agreement shall be in writing addressed to the respective party as set forth below and may be personally served, sent by e-mail or sent by overnight courier service or certified or registered United States mail and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by e-mail, on the date of transmission if transmitted on a business day before 5:00 p.m. (New York time) or, if not, on the next succeeding business day; (c) if delivered by overnight courier, one business day after delivery to such courier properly addressed; or (d) if by United States mail, four (4) business days after deposit in the United States mail, postage prepaid and properly addressed.

Notices shall be addressed as follows:

If to D&D:

D&D Source of Life Holdings Ltd.

26 Harbour Road, Wanchai

Rooms 3006-07, China Resources Building

Hong Kong K3

Attn: Shufen Deng

If to WSFS:

Wilmington Savings Fund Society, FSB, as Holder Representative

and Collateral Agent

500 Delaware Avenue

Wilmington, DE 19801

Attention: Global Capital Markets – Reed’s Inc

with a copy (that shall not constitute notice) to:

Chapman and Cutler LLP

1270 Avenue of the Americas

New York, New York 10020

Attention: Bart Pisella

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If to any Company Party:

Reed’s Inc.

201 Merritt 7

Norwalk, CT 06851

Attn: Joann Tinnelly

If to Senior Agent:

Cantor Fitzgerald Securities

110 East 59th Street

New York, NY 10022

Attention: R. Yeh (Reed’s)

Phone: (212) 915-1752

Cantor Fitzgerald Securities

900 West Trade Street, Suite 725

Charlotte, North Carolina 28202

Phone: (747) 374-0574

Attention: B. Young (Reed’s)

with a copy (that shall not constitute notice) to:

Shipman & Goodwin LLP

One Constitution Plaza

Hartford, CT 06103

Attention: Nathan Plotkin

c/o Whitebox Advisors LLC

3033 Excelsior Blvd, Suite 500

Minneapolis, MN 55416

Attn: Jake Mercer, Keith Fisher and

Andrew Thau

Paul Hastings LLP

1170 Peachtree Street, Suite 100

Atlanta, GA 30309

Attn: Zach Cochran and James

Gallagher

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 9.

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10.	Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of Senior Agent and the other Senior Parties, the Subordinated Creditors and the Issuer. Every assignee or transferee of any of the Senior Debt or of any interest therein in accordance with the Senior Credit Agreement shall, to the extent of the interest of such assignee or transferee in the Senior Debt, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto. Every assignee, transferee or purchaser of any Subordinated Debt, to the extent of the interest of such assignee , transferee or purchaser in the Subordinated Debt, shall be bound by the terms and conditions of this Agreement.

11.	Relative Rights. This Agreement shall define the relative rights of Senior Parties and the Subordinated Creditors. Nothing in this Agreement shall (a) impair, as among the Issuer, Senior Agent and the other Senior Parties and as between the Issuer and the Subordinated Creditors, the obligation of the Issuer with respect to the payment of the Senior Debt and the Subordinated Debt in accordance with their respective terms or (b) affect the relative rights of Senior Agent, the other Senior Parties or Subordinated Creditors with respect to any other creditors of the Company Parties. The terms of this Agreement shall govern even if all or any part of the Senior Debt is avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise.

12.	Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Debt Documents or the Senior Debt Documents, the provisions of this Agreement shall control and govern.

13.	Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

14.	Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.	Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

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16.	Continuation of Subordination; Termination of Agreement. This Agreement shall remain in full force and effect until Payment in Full of the Senior Debt or until payment in full of the Subordinated Debt in accordance with the Senior Credit Agreement, after which this Agreement shall terminate without further action on the part of the parties hereto.

17.	GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. SUBORDINATED CREDITORS, SENIOR AGENT AND ISSUER HEREBY CONSENTS TO THE JURISDICTION OF ANY COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. SUBORDINATED CREDITORS, SENIOR AGENT AND ISSUER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. SUBORDINATED CREDITORS, SENIOR AGENT AND ISSUER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND OTHER DOCUMENTS AND OTHER SERVICE OF PROCESS OF ANY KIND AND CONSENTS TO SUCH SERVICE IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN THE UNITED STATES OF AMERICA WITH RESPECT TO OR OTHERWISE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BY ANY MEANS PERMITTED BY APPLICABLE LAW, INCLUDING BY THE MAILING THEREOF (BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID) TO THE ADDRESS OF SUCH PARTY SPECIFIED HEREIN (AND SHALL BE EFFECTIVE WHEN SUCH MAILING SHALL BE EFFECTIVE, AS PROVIDED HEREIN).

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18.	WAIVER OF JURY TRIAL. SUBORDINATED CREDITORS, ISSUER AND SENIOR AGENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE SUBORDINATED DEBT DOCUMENTS OR ANY OF THE SENIOR DEBT DOCUMENTS AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. SUBORDINATED CREDITORS, ISSUER AND SENIOR AGENT ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, THE SUBORDINATED DEBT DOCUMENTS AND THE SENIOR DEBT DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. SUBORDINATED CREDITORS, ISSUER AND SENIOR AGENT WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

19. Concerning the Senior Agent. Cantor Fitzgerald Securities is entering into this Agreement solely in its capacity as Senior Agent under the Senior Credit Agreement and not in its individual or corporate capacity. In acting hereunder, Cantor Fitzgerald Securities shall be entitled to all of the rights, privileges, indemnities and immunities set forth in Senior Credit Agreement, whether or not expressly set forth herein.

20. Concerning WSFS. WSFS is executing and delivering this Agreement solely in its capacity as Holder Representative and Collateral Agent at the written direction of D&D as Majority Holder under the Subordinated Debt Documents and shall not be responsible for the terms or sufficiency of this Agreement for any purpose. In acting hereunder, WSFS shall have all the rights (including indemnification rights), powers, benefits, privileges, protections, indemnities and immunities provided in the Subordinated Debt Documents and under applicable law. Whenever reference is made in this Agreement to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by WSFS or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by WSFS, it is understood that in all cases WSFS shall be acting, giving, withholding, suffering, omitting, taking or otherwise undertaking and exercising the same (or shall not be undertaking and exercising the same) in accordance with the Subordinated Debt Documents. In performing its functions and duties under this Agreement, WSFS shall act solely as agent of D&D to the extent, but only to the extent, expressly provided in this Agreement and the Subordinated Debt Documents and does not assume, and shall not be deemed to have assumed, any obligation towards or relationship of agency, fiduciary or trust with or for any other Person.

21. Prior Releases. Each of the Company Parties and WSFS agree that, notwithstanding anything in the Mutual Release Agreement, dated as of October 22, 2024 (the “Mutual Release”), among the Issuer, WSFS and the Senior Lenders party thereto, the various waivers, acquittals, releases and discharges of and covenants not to sue or prosecute with regard to any Claims (as defined in the Mutual Release Agreement) contained in the Mutual Release Agreement shall not apply to any Claims (as defined in the Mutual Release Agreement) to the extent based in whole or in part on facts arising out of or relating to the Senior Credit Agreement or the obligations of any Company Party thereunder

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IN WITNESS WHEREOF, the Subordinated Creditors, the Issuer and Senior Agent have caused this Agreement to be executed as of the date first above written.

SUBORDINATED CREDITORS:

D&D Source of Life Holding Ltd.

By:	/s/ Shufen Deng
Name:	Shufen Deng
Title:

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Holder Representative and Collateral Agent

By:	/s/ Raye Goldsborough
Name:	Raye Goldsborough
Title:	Vice President

[Signature Page to Subordination Agreement]

ISSUER:

REED’S INC.

By:	/s/ Norman E. Snyder, Jr.
Name:	Norman E. Snyder, Jr.
Title:	CEO

[Signature Page to Subordination Agreement]

SENIOR AGENT:
CANTOR FITZGERALD SECURITIES, as Senior Agent

By:	/s/ Christian Wall
Name:	Christian Wall
Title:	Head of Fixed Income

[Signature Page to Subordination Agreement]

EXHIBIT A

The following is a list of the 10% Secured Convertible Notes and Secured Promissory Notes outstanding and the corresponding aggregate Principal Amounts of each such Note as of May 5, 2024, not including any accrued but unpaid interest after such date that may ultimately be paid in-kind.

Note	Registered Holder	Principal Amount
Secured Convertible Note No. 1, dated May 9, 2022	D&D Source of Life Holding Ltd.	$6,571,365.53
Secured Convertible Note No. 2, dated May 9, 2022	D&D Source of Life Holding Ltd.	$3,639,525.53
Secured Convertible Note No. 3, dated May 9, 2022	D&D Source of Life Holding Ltd.	$606,587.61
Secured Convertible Note No. 4, dated May 9, 2022	D&D Source of Life Holding Ltd.	$556,038.61
Secured Promissory Note No. 17, dated August 1, 2024	D&D Source of Life Holding Ltd.	$3,758,288.95
Secured Promissory Note No. 18, dated August 1, 2024	D&D Source of Life Holding Ltd.	$2,081,513.89
Secured Promissory Note No. 19, dated August 1, 2024	D&D Source of Life Holding Ltd.	$346,918.99
Secured Promissory Note No. 20, dated August 1, 2024	D&D Source of Life Holding Ltd.	$318,009.06